U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 19, 2022
ADVANCED EMISSIONS SOLUTIONS, INC.

(Name of registrant as specified in its charter)

Delaware	001-37822	27-5472457
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8051 E Maplewood Ave, Suite 210, Greenwood Village, CO 80111
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (720) 598-3500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.001 per share	ADES	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01	Entry into a Material Definitive Agreement.
Transaction Agreement
On August 19, 2022, Advanced Emissions Solutions ("ADES" or the "Company") entered into a Transaction Agreement (the "Transaction Agreement") with Elbert Holdings, Inc., a Delaware corporation ("New ADES"), Elbert Merger Sub 1, Inc., a Delaware corporation ("Merger Sub"), and Arq Limited, a company incorporated under the laws of Jersey ("Arq"), pursuant to which (i) ADES, through its wholly owned subsidiary, New ADES, will acquire 100% of the outstanding equity interests of Arq and (ii) shareholders of ADES will have the right to receive shares of New ADES and their pro rata share of a $10.0 million aggregate cash payment. Capitalized terms used herein but not otherwise defined have the meaning set forth in the Transaction Agreement.
The transactions contemplated by the Transaction Agreement, including but not limited to the ADES Merger, the Arq Share Acquisition, and the PIPE Investment, all as defined below (collectively, the "Transactions") will occur through multiple steps. First, Merger Sub will merge with ADES, with ADES surviving as a wholly owned subsidiary of New ADES (the "ADES Merger"). In the ADES Merger, shareholders of the Company will be given the election to exchange each share of common stock of the Company for either (i) 1.11 shares of New ADES common stock plus $0.52 in cash (the "Mixed ADES Consideration") or (ii) 1.22 (the "All Stock Conversion Ratio") shares of New ADES common stock (the "All-Stock ADES Consideration"). Shareholders that do not make an affirmative election to receive the Mixed ADES Consideration or the All-Stock ADES Consideration will receive the All-Stock ADES Consideration in the ADES Merger.
Second, following the completion of the ADES Merger pursuant to a Scheme of Arrangement (the "Scheme of Arrangement") and in accordance with the Laws of the Bailiwick of Jersey, existing shareholders of Arq will transfer all of their equity interests in Arq to New ADES in exchange for an aggregate number of 19,279,235 newly issued shares of New ADES common stock (the "Arq Share Acquisition"). The Scheme of Arrangement will become effective at such time as an act of the Royal Court of Jersey sanctioning the Scheme of Arrangement has been delivered to the Registrar of Companies in Jersey. Concurrently with the execution of the Transaction Agreement, persons holding more than 75% of the voting rights of the Arq shareholders delivered irrevocable voting agreements to Arq and ADES pursuant to which those shareholders agreed to vote in favor of the Scheme of Arrangement.
In connection with the Transactions, each ADES equity award made or otherwise denominated in shares of the Company’s common stock that is outstanding immediately prior to the ADES Merger will be assumed by New ADES. Such equity awards will continue to have the same terms and conditions of such awards immediately prior to the ADES Merger, except that each equity award shall be exercisable for shares of New ADES common stock equal to the product of (i) the number of shares of the Company’s common stock subject to the award and (ii) the All Stock Conversion Ratio.
The closing of the Transactions is conditioned on the absence of any order, law or injunction preventing the consummation of the Transactions; approval for listing of the shares of New ADES common stock issued in the ADES Merger and the Scheme of Arrangement (subject to official notice of issuance) on the Nasdaq Global Market; approval of the Transaction Agreement by holders of a majority of the outstanding common shares of ADES (the "ADES Stockholder Approval"); the approval of the Scheme of Arrangement by resolution of a majority in number of the Arq shareholders representing three-fourths (75%) or more of the voting rights of the Arq shareholders (the "Arq Shareholder Approval"); expiration of the waiting period under the Hart-Scott-Rodino Act; subject to certain qualifications, the accuracy of representations and warranties of the other party set forth in the Transaction; the performance by the other party in all material respects of its obligations under the Transaction Agreement, and other customary conditions. In addition, ADES’ obligation to consummate the Transactions is conditioned upon the consummation of the Debt Financing and the PIPE Investment.
The board of directors of ADES (the "ADES Board") has unanimously approved and adopted the Transaction Agreement and the Transactions and has agreed to recommend that the ADES shareholders approve and adopt the Transaction Agreement, subject to certain exceptions set forth in the Transaction Agreement.
Under the Transaction Agreement, the Company and its representatives are subject to a customary non-solicitation provision whereby they are prohibited from soliciting any inquiry, indication of interest, proposal or offer that constitutes, or is reasonably likely to result in, an Acquisition Proposal (as defined in the Transaction Agreement), subject to a customary "fiduciary out" provision that allows the Company, under certain circumstances and in compliance with certain obligations, to provide non-public information and engage in discussions and negotiations with respect to an acquisition proposal that is reasonably likely to result in a Superior Proposal. The ADES Board is generally prohibited from withholding or modifying its recommendation for the ADES Merger, subject to certain exceptions, including in compliance with the terms and conditions of the Transaction Agreement and prior to the receipt of the stockholder approval of the adoption of the Transaction Agreement, the ADES Board may change its recommendation in favor of the adoption of the Transaction Agreement if it determines that an Acquisition Proposal constitutes a Superior Proposal and that the failure to do so would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable law, taking into account all adjustments to the terms of the Transaction Agreement that have been offered by Arq.

The Transaction Agreement also contains certain termination rights of ADES and Arq, including the right of ADES to terminate the Transaction Agreement to accept a Superior Proposal (as defined in the Transaction Agreement), subject to specified conditions and limitations, and the right of either party to terminate the Transaction Agreement if the Transactions are not consummated by April 30, 2023 (which may be extended until June 30, 2023 under the circumstances described in the Transaction Agreement). Upon termination of the Transaction Agreement by ADES or Arq upon specified conditions, ADES will be required to pay Arq a termination fee of up to $3.0 million and reimburse Arq for the Arq Expenses (as defined below) up to the maximum amount of $3.0 million (less the amount of Arq Expenses previously paid to Arq (if any)).
The Transaction Agreement contains a provision that provides in the event that the Transaction Agreement is terminated as a result of the failure to obtain the ADES Stockholder Approval at the special meeting of ADES shareholders to approve the Transactions (the "ADES Shareholders Meeting"), ADES will reimburse Arq for all of its reasonable and documented out-of-pocket fees and expenses incurred by Arq or on its behalf up to the maximum amount of $3.0 million (the "Arq Expenses"). The Transaction Agreement also contains a provision that provides in the event that the Transaction Agreement is terminated as a result of the failure to obtain the Arq Shareholder Approval at the meeting of Arq shareholders with respect to the Scheme of Arrangement, Arq will reimburse ADES for all of its reasonable and documented out-of-pocket fees and expenses incurred by ADES or on its behalf up to the maximum amount of $3.0 million.
The foregoing summary of the Transaction Agreement and Transactions does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Transaction Agreement, which is filed as Exhibit 2.1 to this Form 8-K and incorporate by reference herein.
The Transaction Agreement and the above description have been included to provide investors and security holders with information regarding the terms of the Transaction Agreement. They are not intended to provide any other factual information about the Company, New ADES, Arq or their respective subsidiaries or affiliates or equityholders. The representations, warranties and covenants contained in the Transaction Agreement were made only for purposes of those agreements and as of specific dates; were solely for the benefit of the parties to the Transaction Agreement; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors. Investors should be aware that the representations, warranties and covenants or any description thereof may not reflect the actual state of facts or condition of ADES, New ADES or Arq or any of their respective subsidiaries, affiliates, businesses, or equityholders. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Transaction Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company.
Debt Commitment Letter
ADES has obtained commitments for debt financing consisting of a $10.0 million secured term loan facility (the "Debt Financing") on the terms set forth in a debt commitment letter from the lender party thereto. The obligations under the Debt Financing would have a four-year maturity and would bear interest at a per annum rate equal to (i) Term SOFR plus a margin of 9.00% paid in cash and (ii) 5.00% paid-in-kind. The obligations of the lender to provide debt financing under the debt commitment letter are subject to customary conditions.
Voting and Election Agreements
Concurrently with entry into the Transaction Agreement, certain ADES shareholders holding 10.489% of the outstanding ADES common shares entered into a voting and election agreement (the "Voting and Election Agreement") with the Company, pursuant to which, among other matters, such ADES shareholders agreed to (i) vote all of the shares of ADES which such shareholders have a right to so vote, in favor of the Transaction Agreement and Transactions, (ii) elect to receive the All-Stock ADES Consideration in the ADES Merger with respect to all of the shares of ADES which such shareholders own and (iii) certain restrictions with respect to transfers of the common stock of ADES held by such shareholder prior to consummation of the Transactions. The foregoing description of the Voting and Election Agreement is not complete and is qualified in its entirety by reference to the full text of the form of Voting and Election Agreement, which is filed as Exhibit 10.1 to this Form 8-K and incorporated by reference herein.

Subscription Agreements
Substantially concurrently with entry into the Transaction Agreement and as consideration for the Transactions, New ADES entered into Subscription Agreements (the "Subscription Agreements") with certain persons (the "Subscribers") pursuant to which the Subscribers subscribed for and agreed to purchase shares of New ADES common stock for an aggregate purchase price of $20.0 million and at a price per share of $4.67 (the "Initial PIPE Price Per Share"), provided that if the volume weighted average price of the ADES common stock for the 30 days ending on the third business day prior to the date of the ADES Shareholders Meeting (the "ADES VWAP") is more or less than the Initial Pipe Price Per Share by more than 25% (i.e. is greater than approximately $5.83 per share or is less than approximately $3.51 per share), the price per new share of New ADES common stock purchased pursuant to the Subscription Agreements will be the ADES VWAP (such transaction, the "PIPE Investment"). The shares purchased pursuant to the Subscription Agreements will be issued as of the closing date of such purchase, immediately following the consummation of the Scheme of Arrangement. The Subscription Agreements provide that as promptly as practicable following the closing of the Transactions, but no later than 150 days after the consummation of the Transactions, New ADES will file a registration statement registering the resale of the shares of New ADES common stock received by the Subscribers in the Transactions. New ADES will also use commercially reasonable efforts to have such registration statement declared effective as soon as practicable following the filing thereof, but no later than the earlier of (i) the 210th calendar day (or 270th calendar day if the U.S. Securities and Exchange Commission (the "SEC") gives notice that it will review the registration statement) following the filing thereof and (ii) the 10th business day after the date the SEC gives notice that it will not review the registration statement, subject to certain conditions. The Subscription Agreements further provide that certain of the Subscribers will be entitled to customary "piggyback" registration rights.
The securities to be issued to the Subscribers under the Subscription Agreements will be issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the "Securities Act") and Rule 506 of Regulation D, which is promulgated thereunder. New ADES and its affiliates are relying on this exemption from registration based in part on representations made by the Subscribers under the Subscription Agreements.
The sale of the securities pursuant to the Subscription Agreements has not been registered under the Securities Act or any state securities laws. The securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Neither this Form 8-K, nor the exhibits attached hereto, is an offer to sell or the solicitation of an offer to buy the securities described herein.
The foregoing description of the Subscription Agreements is not complete and is qualified in its entirety by references to the full text of the form of Subscription Agreement, which is filed as an exhibit to this Form 8-K and is incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities
The information contained above under Item 1.01 is hereby incorporated by reference in response to this Item 3.02 of Form 8-K.

Item 7.01	Regulation FD Disclosure.
On August 19, 2022, the Company issued a press release announcing the entry into the Transaction Agreement, a copy of which is attached as Exhibit 99.1 to this Form 8-K. Furnished as Exhibit 99.2 hereto and incorporated into this Item 7.01 by reference is the investor presentation that the Company prepared for use in connection with the announcement of the Transactions.
The information in Item 7.01 of this Form 8-K and Exhibits 99.1 and 99.2 attached hereto is intended to be furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
2.1	Transaction Agreement, dated as of August 19, 2022, by and among Advanced Emissions Solutions, Inc., Elbert Holdings, Inc., Elbert Merger Sub 1, Inc., and Arq Limited*
10.1	Form of Voting and Election Agreement
10.2	Form of Subscription Agreement
99.1	Press release dated August 19, 2022
99.2	Investor presentation
104	Cover Page Interactive Data File

* Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the SEC.
No Offer or Solicitation
The information in this report is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the Transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.
Additional Information Will Be Filed
In connection with the Transactions, New ADES and the Company intend to file with the SEC a registration statement on Form S-4 that will include the joint proxy statement/prospectus. INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The proxy statement/prospectus will be mailed to the Company’s stockholders when available. You may obtain a free copy of the proxy statement/prospectus (if and when it becomes available) and other relevant documents filed with the SEC at the SEC’s website at www.sec.gov. You may also obtain these documents by contacting the Company’s Investor Relations department at (312) 445-2870 or by email at ADES@alpha-ir.com.
The Company, New ADES, Arq and their respective directors and executive officers may be deemed under the rules of the SEC to be participants in the solicitation of proxies. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the Company’s proxy statement on Schedule 14A filed on March 29, 2022 with the SEC. These documents may be obtained free of charge from the sources indicated above. Information regarding the identity of the potential participants, and their direct or indirect interests in the transaction, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials when they are filed with the SEC.

Forward-Looking Statements
This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this report, the words "can," "will," "intends," "expects," "believes," similar expressions and any other statements that are not historical facts are intended to identify those assertions as forward-looking statements. All statements that address activities, events or developments that the Company intends, expects or believes may occur in the future are forward-looking statements. These forward-looking statements may relate to such matters as the benefits of the Transactions, including the combined company’s future financial and operating results, plans, objectives, expectations and intentions and other statements that are not historical facts. These forward-looking statements involve risks and uncertainties. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors including, but not limited to: uncertainties as to the timing of the consummation of the Transactions; the risk that the Transactions may not be completed in a timely manner or at all; the possibility that any or all of the various conditions to the consummation of the merger may not be satisfied or waived; the occurrence of any event, change or other circumstance that could give rise to the termination of the Transaction Agreement; the effect of the announcement of the Transactions and entry into the Transaction Agreement on the Company’s ability to hire key personnel, its ability to maintain relationships with customers, suppliers and others with whom it does business, or its results of operations and business generally; risks related to diverting management’s attention from the Company’s ongoing business operations; the ability to meet Nasdaq’s listing standards following the consummation of the Transactions; costs related to the Transactions; as well as other factors relating to our business, as described in the Company’s filings with the SEC, with particular emphasis on the risk factor disclosures contained in those filings. You are cautioned not to place undue reliance on the forward-looking statements and to consult filings the Company has made and will make with the SEC for additional discussion concerning risks and uncertainties that may apply to the business and the ownership of ADES securities. The forward-looking statements speak only as to the date of this report, and the Company does not undertake any obligation to update its forward-looking statements to reflect events or circumstances that may arise after the date of this report.
This report does not contain all the information that should be considered concerning the Transactions to be voted upon at the special meeting of shareholders and is not intended to provide the basis for any investment decision or any other decision in respect of the Transactions. Shareholders are advised to read any proxy statement prepared in connection with the Transactions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 19, 2022

Advanced Emissions Solutions, Inc.
Registrant

/s/ Greg Marken
Greg Marken
Chief Executive Officer